EXHIBIT 11

                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)

                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30,
                                   1996        1995         1996       1995
                                 ------------------       -----------------
PRIMARY EARNINGS PER SHARE
INCOME:
  Income from continuing
   operations..................$   1,956    $   1,583   $   4,788   $   2,993
  Income from discontinued
   operations, net.............      531          442       1,558       1,558
                                --------     --------    --------    --------
  Net income...................$   2,487    $   2,025   $   6,346   $   4,551
                                ========     ========    ========    ========
SHARES:
  Weighted average common
   shares outstanding..........    7,432        7,534       7,432       7,649
  Shares assumed issued
   for options.................       68            3          57           3
  Average common and common     --------     --------    --------    --------
  equivalents shares
  outstanding..................    7,500        7,537       7,489       7,652
                                ========     ========    ========    ========
 INCOME PER SHARE:
  Primary income per share from
   continuing operations.......$     .26    $     .21   $     .64   $     .39
  Primary income per share from
   discontinued operations.....      .07          .06         .21         .20
                                --------     --------    --------    --------
  Primary net income per share.$     .33    $     .27   $     .85   $     .59
                                ========     ========    ========    ========


                                                                  (CONTINUED)

                                                                  EXHIBIT 11
                                                                  (CONTINUED)
                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)

                                  THREE MONTHS ENDED       NINE MONTHS ENDED
                                     SEPTEMBER 30,           SEPTEMBER 30,
                                   1996        1995         1996        1995
                                  ------------------       -----------------
FULLY DILUTED EARNINGS
 PER SHARE (A)
 USE OF PROCEEDS:
 Assumed exercise of warrants..$  32,182    $  32,182   $  32,182   $  32,182
 Assumed exercise of options...    2,405        1,521       2,405       1,521
 Repurchase of treasury stock at
   average market price of $8.77,
   $6.90, $8.39, and $6.50,
   respectively................  (13,036)     (10,396)    (12,471)     (9,944)
  Assumed payment of debt
   outstanding.................  (10,083)     (13,361)    (11,097)    (13,611)
                                --------     --------    --------    --------
  Assumed balance to be
   invested....................$  11,468    $   9,946   $  11,019   $  10,148
                                ========     ========    ========    ========
 INCOME:
  Net income from continuing
   operations..................$   1,956    $   1,583   $   4,788   $   2,993
   Pro-forma interest income...      215          199         620         609
   Pro-forma reduction of
    interest expense...........      189          267         624         817
                                --------     --------    --------    --------
  Adjusted net income from
   continuing operations.......    2,360        2,049       6,032       4,419
  Income from discontinued
   operations, net.............      531          442       1,558       1,558
                                --------     --------    --------    --------
  Adjusted net income..........$   2,891    $   2,491   $   7,590   $   5,977
                                ========     ========    ========    ========
 SHARES:
  Weighted average shares
   outstanding.................    7,432        7,534       7,432       7,649
  Shares assumed issued
   for warrants................    1,816        1,816       1,816       1,816
  Shares assumed issued
   for options.................      338          228         338         228
  Treasury stock assumed
   purchased...................   (1,486)      (1,507)     (1,486)     (1,530)
                                --------     --------    --------    --------
  Adjusted average shares
   outstanding.................    8,100        8,071       8,100       8,163
                                ========     ========    ========    ========
 INCOME PER SHARE:
  Fully diluted income per
   share from continuing
   operations..................$     .29    $     .26   $     .75   $     .54
  Fully diluted income per
   share from discontinued
   operations..................      .07          .05         .19         .19
                                --------     --------    --------    --------
 Fully diluted net income
   per share...................$     .36    $     .31   $     .94   $     .73
                                ========     ========    ========    ========

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.